                                  EXHIBIT 2




This Deed of Charge and Memorandum of Deposit is made by way of deed on the 30th day of October, 1997.

By

(1) Starion International Limited, a British Virgin Islands company with registered number IBC-15721 having its registered office at Woodbourne Hall, P.O. Box 3162, Road Town Tortola, British Virgin Islands (the "Depositor"); and

(2)      Dallah Albaraka Investment Company Limited, an English company
         ("DAICO).

WHEREAS:

(A) Pursuant to a Murahaba Agreement dated 19 December 1995 between DAICO and Starion International Limited, an English company which is an affiliate of the Depositor with registered number 1783578 having its registered office at 268 Uxbridge Road, Hatch End, Pinner, Middlesex, HA5 4HS ("SIL"), DAICO has agreed to provide a facility to SIL (the "Facility") to finance the acquisition of goods by SIL.

(B) Pursuant to a letter dated 19 September 1997, DAICO has agreed to extend the maturity of the Facility from 31 October 1997 to 31 October 1998.

(C) One of the conditions precedent for the extension of the Facility until 31 October 1998 is a pledge of shares of common stock of Tristar Corporation, a Delaware corporation ("Tristar"), having a value equal to US$4,000,000.

(D) The Depositor desires to pledge shares of common stock of Tristar in order to satisfy the foregoing condition precedent.

NOW IT IS HEREBY DECLARED

1.       Definitions

When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms);

"Event of Default" means (a) any of the events specified in Clause 7 of the Murabaha Agreement or (b) the Depositor's failure to comply with the provisions of Clause 8 hereof.

"Issuer" means the issuer of any of the shares or other securities representing all or any of the Securities.

"NASDAQ" means The Nasdaq Stock Market, Inc.

"Person" means any natural person, firm, company, corporation, body corporate, government, state or agency of a state or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing.

"Secured Obligations" means (a) all sums and liabilities covenanted to be paid and discharged by SIL in the Murabaha Agreement and (b) the Depositor's obligations pursuant to Clause 8 hereof.

Any capitalized term used and not defined herein shall have the meaning ascribed thereto by the Murabaha Agreement.

2.       Security for the Secured Obligations.

Subject to the provisions of Clause 7.3 hereof, the Depositor by way of continuing security for the payment, performance and satisfaction when due of the Secured Obligations hereby charges by way of first fixed equitable charge and assigns by way of security to DAICO all of its right, title and interest in and to the following:

(a) 400,000 shares of common stock of Tristar registered in the Depositor's name, all of the certificates and/or instruments representing such shares and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(b) Any additional shares of common stock of Tristar required to be deposited hereunder pursuant to Clause 8 hereof;

(c) All other property hereafter delivered to DAICO in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof, and

(d)      All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the "Securities".

3.       Continuing Security.

The security is to be a continuing security, notwithstanding any intermediate payment or settlement of accounts or any other matter whatsoever, for the payment, performance and satisfaction of the Secured Obligations, as and when the same shall fall due, and is to be in addition to, and without prejudice to, any other security which DAICO may now or hereafter hold in respect of the Secured Obligations. DAICO may at any time, without notice to or the consent of the Deposition, give us, release, deal with, vary exchange or abstain from perfecting or enforcing any other such security at any time and discharge any party to any other such security, and realize the same, without in any way affecting or prejudicing the security evidenced by this Deed of Charge and Memorandum of Deposit.

4.       Undertaking to Deposit

The Depositor hereby undertakes to deposit with DAICO, to the intent that the same shall be subject in all respects to the provisions of this Deed of Charge and Memorandum of Deposit;
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(a)      such additional shares of common stock of Tristar registered in the name of the Depositor, together with all of the certificates and/or instruments representing such shares, as are required to be deposited pursuant of Clause 8 hereof;

(b) all certificates, notes, documents of title and other documentary evidence of all rights, bonuses, new shares, stock, rights to take up securities or other securities or other securities of whatever nature (including without limitation any security resulting from any conversion, consolidation or subdivision of the Securities or rights arising from a reduction of capital, liquidation or scheme of arrangement) which at any time during the continuance of this Deed of Charge and Memorandum of Deposit may be issued in respect of any of, or attributable to, the Securities; and

(c) instruments of transfer or endorsements of the Securities, in form and substance satisfactory to DAICO, duly executed (but left undated) by the Depositor or its nominee and completed in favour of DAICO or otherwise as DAICO may direct; and

(d) prior to the delivery thereof to DAICO such Securities and other documents shall be held by the Deposit or separate and apart from its other property and in express trust for DAICO.

5.       Warranties and Further Assurances.

5.1 The Depositor warrants to DAICO that: (a) it charges and assigns the Securities with full title guarantee (and that any future delivery, charge and assignment or transfer thereof will also be with full title guarantee) and further that, in each case, the Securities are free and clear of all liens security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) assuming continuous possession of the Securities by DAICO, this Deed of Charge and Memorandum of Deposit and the actions contemplated hereby are effective to create a valid first fixed equitable charge and, as the case may be, assignment by way of security in, to or over the Securities in favour of DAICO; (c) all shares of common stock of Tristar which are subject to this Deed of Change are duly authorized, validly issued, fully paid and non-assessable and registered in the name of the Depositor; and (d) except for any filings that may be required to be made under any US federal or state antitrust or securities laws in connection with DAICO's offer, sale, transfer or assignment of the Pledged Shares no filing with or consent of any governmental authority is required for the Depositor's pledge of the Pledged Shares pursuant to, or the exercise by DAICO of its rights and remedies under, this Deed of Charge and Memorandum of Deposit.

5.2 So long as any of the Secured Obligations shall be outstanding or any commitment shall exist on the part of DAICO with respect to the creation of any Secured Obligations, the Depositor;

(a) shall not without the express prior written consent of DAICO, (i) sell, assign, exchange, charge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the Securities or
         (ii) otherwise diminish or impair any of its rights in, to or under any of the Securities;

(b) shall execute such documents and made such endorsements (and pay the costs of filing and recording or re-filing and re-cording the same in all public offices reasonably deemed necessary or appropriate by DAICO) and do such other acts and things, all as DAICO may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Securities (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Secured Obligations; and

(c) will furnish DAICO such information concerning the Securities as DAICO may from time to time reasonably request, and will permit DAICO or any designee of DAICO from time to time at reasonable times and on reasonable notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Depositor which pertain to the Securities and will, upon request of DAICO at any time when an Event of Default has occurred and is continuing, deliver to DAICO a copy of all of such records and papers.

6.       Holding in Name of Security Trustee, etc.

6.1 DAICO may from time to time after the occurrence of an Event of Default which is continuing, upon giving notice to the Depositor take all or any of the following actions:

(a) transfer all or any part of the Securities into the name of DAICO or any nominee or sub-agent for DAICO, with or without disclosing that such Securities are subject to the security interests hereunder,

(b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Securities,

(c) notify the parties obligated on any of the Securities to make payment to DAICO of any amounts due or to become due thereunder,

(d) endorse any cheques, drafts or other writings in the name of the Depositor to allow collection of the Securities,

(e) enforce collection of any of the Securities by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or review for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and

(f)      take control of any proceeds of the Securities.

7.       Voting Rights, Dividends, Payments, etc.

7.1 Notwithstanding certain provisions of Clauses 2 and 6 hereof, so long as DAICO has not given the notice referred to in Clause 7.4 below:

(a) the Depositor shall be entitled to exercise any and all voting or consensual rights and powers and share purchase or subscription rights relating or pertaining to the Securities constituting shares or any part thereof for any purpose; and

(b) the Depositor shall be entitled (i) to receive and retain any and all lawful dividends payable in respect of the Securities constituting shares which are paid in cash by the Issuer and (ii) to expend and otherwise deal with all cash proceeds of such dividends and distributions received by it provided, however, that all dividends and distributions in respect of such Securities or any part thereof made in shares or other property whether resulting from a subdivision, combination or reclassification of such Securities or any part thereof or received in exchange for such Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise or as a result of any exercise of any share purchase or subscription right, shall be and become part of the Securities hereunder and, if received by the Depositor, shall, pursuant to and in accordance with the provisions of Clause 4 hereof, be forthwith delivered to DAICO together with appropriate instruments of transfer duly executed in bland to be held for the purposes of this Deed of Charge and Memorandum of Deposit.

7.2 DAICO shall execute and deliver, or cause to be executed and delivered to the Depositor, all such proxies, powers of attorney, dividend orders and other instruments as the Depositor may request for the purpose of enabling the Depositor to exercise the rights and powers which it is entitled to exercise pursuant to Clause 7.1 (a) above and to receive the dividends which it is authorized to retain pursuant to Clause 7.1 (b) above.

7.3 The Depositor shall be entitled (a) to collect all regular payments made or proceeds received with respect to the Securities described in Clause 2(c) hereof and enforce and prosecute all rights and remedies available under any of such Securities.

7.4 Upon written notice from DAICO during the existence of an Event of Default, and so long as the same shall be continuing unwaived, all rights and powers which the Depositor is entitled to exercise pursuant to Clause 7.1(a) hereof and all rights of the Depositor to receive and retain dividends pursuant to Clause 7.1 (b) hereof and all rights of the Depositor to receive payments pursuant to Clause 7.3 hereof shall forthwith cease, and all such rights and powers shall thereupon become vested in DAICO which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends and payments. Any and all money and other property paid over to or received by DAICO pursuant to this Clause 7.4 shall be retained by DAICO as additional Securities hereunder and applied in accordance with the provisions hereof.

8.       Deposit of Additional Shares of Tristar Common Stock, Register of
Mortgages.

The Depositor hereby covenants with DAICO that;

(a) If the aggregate market value of the shares of common stock of Tristar deposited hereunder by the Depositor (determined by the closing price on NASDAQ on each trading day) ceases to be at least 90% of US$4,000,000, i.e. US$3,600,000, at any time, the Depositor shall, within fifteen (15) days after DAICO gives written notice to the Depositor that such aggregate market value has ceased to be at least US$3,600,000 (unless such aggregate market value increases to at least US$3,600,000 during such fifteen (15) days period), deposit with DAICO such number of additional shares of common stock of Tristar, together with the certificates and/or instruments representing such shares, as is necessary to restore such aggregate market value to not less than US$4,000,000.

(b) The Depositor shall: (i) within three (3) days after the Depositor's execution of this Deed of Charge and Memorandum of Deposit, establish at its registered office in the British

         Virgin Islands a register of Mortgages, Charges and other Encumbrances (the "Register of Mortgages"), enter on the Register of Mortgages the relevant particulars of this Deed of Charge and Memorandum of Deposit and register a copy of the Register of Mortgages at the Registry of Companies of the British Virgin Islands as part of the Depositor's records on file at the Registry of Companies available for inspection by the public; and (ii) thereafter maintain the Register of Mortgages at its registered office in the British Virgin Islands.

9.       Remedies

9.1 After the occurrence of an Event of Default and during its continuance DAICO may exercise from time to time any rights and remedies available to it and, without limiting the foregoing, whenever an Event of Default has occurred and is continuing, upon written notice to the Depositor, DAICO.

(a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind:

         (i) sell any or all of the Securities, free of all rights and claims of the Depositor therein and hereto, at any public or private sale; and

         (ii) bid for and purchase any or all of the Securities at any such public sale.

(b) shall have the right for and in the name, place and stead of the Depositor, to execute endorsements, assignments, share transfer forms and other instruments of conveyance or transfer with respect to all or any of the Securities; and

(c) The Depositor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements hearings or process of law in connection with the exercise by DAICO of any of its rights and remedies after the occurrence and during the continuance of an Event of Default. Any proceeds of any of the Securities may be applied by DAICO to the payment of expenses in connection with the Securities, including, without limitation, reasonable legal fees and disbursements, and any balance of such proceeds may be applied by DAICO toward the payment of such of the Secured Obligations, and in such order of application, as DAICO may from time to time elect (and, after payment in full of all Secured Obligations, any excess shall be delivered to the Depositor or as a court of competent jurisdiction shall direct).

9.2 DAICO is hereby authorized to comply with any limitation or restriction in connection with any sale of the Securities as it may be advised is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Securities) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Depositor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that DAICO shall not be liable or accountable to the Depositor for any discount allowed by reason of the fact that such Securities are sold in compliance with any such limitation or restriction.

10.      Power of Attorney

In addition, and without limiting the powers of DAICO set forth in Clause 9, the Depositor hereby irrevocably and by way of security appoints DAICO and any person nominated in writing by any officer of DAICO severally to be its attorney for it and in its name and on its behalf and as its act and deed to prepare, complete, execute, seal, deliver, lodge and file and otherwise perfect and do any deed, assurance, agreement, instrument, transfer, memorandum, form, act or thing and institute and conduct any proceedings which the Depositor is required to extend and do under this Deed of Charge and Memorandum of Deposit or, following the occurrence and during the continuance of an Event of Default, which DAICO may deem necessary or prudent in order to effect or complete any sale made by DAICO of any or all of the Securities or in order to protect, preserve or realise any of all of the Securities or in order to enforce or prosecute any rights which such Depositor or DAICO may enjoy in respect of or under any or all of the Securities, including the giving of receipts for all payments made under or in respect of all or any of the Securities and executing and doing all or any of the documents, acts and things referred to in Clause 9 hereof. The Depositor will on request by DAICO execute all such transfers, powers of attorney and other documents as DAICO may require (i) for the purposes of perfecting or preserving the rights and interests of DAICO under or pursuant to this Deed of Charge and Memorandum of Deposit or in respect of all or any of the Securities or (i) following the occurrence and during the continuance of an Event of Default to have all or any of the Securities registered in the name of DAICO or its nominees or to vest all or any of the Securities in a purchaser or transferee following enforcement of this security.

11.      Law of Property Act, 1925

Clauses 93 (restricting the rights of consolidation) and 103 (restricting the right of sale) of the Law of Property Act, 1925 shall not apply to the security evidenced by this Deed of Charge and Memorandum of Deposit.

12.      General

12.1 DAICO shall be deemed to have exercised reasonable care in the custody and preservation of the Securities if it takes such action for that purpose as the Depositor shall request in writing, but failure of DAICO to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of DAICO to preserve or protect any rights with respect to the Securities against prior parties, or (in the absence of negligence or wilful default) to do any act with respect to preservation of the Securities not so requested by the Depositor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of the Securities.

12.2 No delay on the part of DAICO in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power of remedy.

12.3 No amendment, modification or waiver of, or consent with respect to, any provision of this Deed of Charge and Memorandum of Deposit shall be effective unless the same shall be in writing and signed and delivered by DAICO and the Depositor, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12.4 All obligations of the Depositor and all rights, powers and remedies of DAICO expressed herein are in addition to all other rights, powers and remedies possessed by it, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Secured Obligations or any security therefor.

12.5 This Deed of Change and Memorandum of Deposit may be executed in any number of counterparts and by different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Deed of Charge and Memorandum of Deposit.

12.6 This Deed of Charge and Memorandum of Deposit shall be binding upon the Depositor and DAICO and their respective successors and assigns, and shall inure to the benefit of each of the Depositors and DAICO and the successors and assigns of DAICO.

12.7 All notices, requests, demands and other communications pursuant to this Deed of Charge and Memorandum of Deposit shall be in writing and shall be deemed to have been duly given if telecopied or sent by reputable international courier to the other party at the address set forth under such party's signature on the signature page of this Deed of Charge and Memorandum of Deposit.

13.      Governing Law and Jurisdiction.

13.1 This Deed of Charge and Memorandum of Deposit shall be governed by, and shall be construed in accordance with, English law.

13.2 The Depositor hereby irrevocably (a) agrees for the benefit of DAICO that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed of Charge and Memorandum of Deposit and, for such purposes, irrevocably submits to the jurisdiction of such courts and (b) waives any objection which it might now or hereafter have to the courts referred to in this Clause 13.2 being nominated as the forum to hear and determine any action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed of Charge and Memorandum of Deposit and agrees not to claim that any such court is not a convenient or appropriate forum.

13.3     The submission to the jurisdiction of the courts referred to in Clause
13.2 hereof shall not (and shall not be construed so as to) limit the right of DAICO to take proceedings against the Depositor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

IN WITNESS WHEREOF this Deed of Charge and Memorandum of Deposit has been executed as a deed by the Depositor and has been signed by or on behalf of DAICO and is intended to be and is hereby delivered on the date first above written


STARION INTERNATIONAL LIMITED
                                       SEAL


THE COMMON SEAL OF STARION             (sd/- Jamnadas O. Sheth)

INTERNATIONAL LIMITED was
hereunto affixed in the presence of
                                       -----------------------------------
                                       Name: Jamnadas O. Sheth
                                       Title: Director


Address:      Standard Chartered Bank Building
              6th Floor
              BUR Dubai
              PO Box 5551
              UAE

Facsimile No. 0181-4249240
Attention     Jay Sheth


DALLAH ALBARAKA INVESTMENT COMPANY LIMITED



By: (sd/- Dinshaw)                     sd/- Nazir Choksi
    ------------------------------
    Name: Nauzer A Dinshaw             Financial Controller.
    Title : Senior Manager Credit

Address:      40 Upper Brook Street
              London
              W1Y 2AH

Facsimile No. 0171 647 8420
Attention     N A Dinshaw